Exhibit 99.1

For more information, contact:

Investor Relations

(713) 634-7775

Email: investor@furmanite.com

Furmanite Acquires Crane’s

Houston Valve Service Assets and Operations

HOUSTON, TEXAS (July 2, 2012) – Furmanite Corporation (NYSE: FRM), one of the world’s largest providers of Valve Services, today announced that it has acquired certain assets and operations of Crane Energy Flow Solutions’ Houston Service Center. Furmanite will continue to provide the outstanding level of customer service that has become a hallmark of this world class operation, with transition of operations expected to be effectively completed today. Customers should experience no significant change other than the availability of Furmanite’s extensive range of additional services.

As part of the Furmanite Global Service Delivery Network, the Houston Service Center will be the exclusive Authorized Repair Center for certain Crane products in the territory currently served by the Houston Service Center. Additionally, Furmanite and Crane have agreements in place that will allow Furmanite to manufacture and sell Wedgeplug® brand spare parts, and support Crane’s contract machining needs and services in Western Canada.

The Houston Service Center will continue as a full range supplier of valve maintenance, repair, and testing services, including its unique capability to service actuators as well as valves. The Center will also continue to service all makes of block valves, pressure relief valves for steam, air and liquids and control valves.

“With the addition of this 81,000+ square foot Valve Service Center, we solidify Furmanite’s position as the preeminent turnkey valve service company on the Gulf Coast, and greatly expand our capabilities to serve customers in the region,” said Clint Jordan, Executive Vice President of Furmanite’s Global Service Delivery Center Network.

“Today we welcome the addition of not only significant “state of the art” equipment and new capabilities, but also an extraordinary team of professional field and shop service personnel. We are excited to now have these fine people as part of the world-wide Furmanite team!” concluded Jordan.

ABOUT FURMANITE CORPORATION

Furmanite Corporation (NYSE: FRM) is a worldwide technical services firm. Headquartered in Houston, Texas, Furmanite, one of the world’s largest specialty technical services companies, delivers a broad portfolio of engineering solutions that keep facilities operating, minimizing downtime and maximizing profitability. Furmanite’s diverse, global operations serve a broad array of industry sectors, including offshore drilling operations, pipelines, refineries and power generation facilities, chemical and petrochemical plants, steel mills, automotive manufacturers, pulp and paper mills, food and beverage processing plants, semi-conductor manufacturers and pharmaceutical manufacturers. Furmanite operates more than 75 offices on six continents. For more information, visit www.furmanite.com.

Certain of the Company’s statements in this press release are not purely historical, and as such are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements regarding management’s intentions, plans, beliefs, expectations or projections of the future. Forward-looking statements involve risks and uncertainties, including without limitation, the various risks inherent in the Company’s business, and other risks and uncertainties detailed from time to time in the Company’s periodic reports filed with the Securities and Exchange Commission. One or more of these factors could affect the Company’s business and financial results in future periods, and could cause actual results to differ materially from plans and projections. There can be no assurance that the forward-looking statements made in this document will prove to be accurate, and issuance of such forward-looking statements should not be regarded as a representation by the Company, or any other person, that the objectives and plans of the Company will be achieved. All forward-looking statements made in this press release are based on information presently available to management, and the Company assumes no obligation to update any forward-looking statements to reflect new information, events or circumstances after the date made or to reflect the occurrence of unanticipated events, except as required by law.

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